EXHIBIT 5.1

                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 Avenue of the Americas, 21st Flr.
                               New York, NY 10018
              Telephone: (212) 930-9700 Facsimile: (212) 930-9725

                                                                 May 13, 2003

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: American Ammunition, Inc.
Form SB-2 Registration Statement (File No. 333-102366)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the
"Act"), filed by American Ammunition, Inc., a California corporation (the "Company"), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,


/s/Sichenzia Ross Friedman Ference LLP
Sichenzia Ross Friedman Ference LLP

EXHIBIT 10.1

Ellett Brothers
------------------                                                  Page1 of 1
____ As All Outdoors                                          P.O. Date 12/16/02

                                 PURCHASE ORDER

ELLET BROTHERS, INC.  267 COLUMBIA AVE.                               P.O.NUMBER
         CHAPIN, S.C. 26038-8322                                        045856
PHONE: 803-345-3751    FAX: 803-345-1820


TO:   AMERICAN AMMUNITION        SHIP TO:   ELLET BROTHERS
      3545 NW 71ST STREET                   267 COLUMBIA AVE.
      MIAMI    FL   33147-6517              CHAPIN, S.C. 26038-0128

         Ph:    305-835-7800                                B.E. Elrod ext.2387
         Fax:  305-894-0037                                 Buyer    05


Vendor Code  Payment Terms    F.F. License No.     Diver I.D.  Taxable  Ship Via      FOB Freight
-----------------------------------------------------------------------------------------------------
103355       Net 20           1-57-063-01-5635240  Stockroom   Yes      NOT ASSIGNED  Origin, Prepaid

Lots  Due       Description             Vendor Part No.  EB Part No.   Qty Open  DOM
No.   Date
--------------------------------------------------------------------------------------
10    12/16/02  AAM 273 45GR FMJ56R06   223C3            0308248       11000.000 BX
20    12/16/02  AAM 32 CARB 110GRFMJ    30110C3          0305072        7500.000 BX
30    12/16/02  AAM 32ACF 71G FMJ       AA3271C3         0307448        7500.000 BX
40    12/16/02  AAM 38SP 138G RNL       AA38SBRNL        0308805       12500.000 BX
50    12/16/02  AAM 38SP 150G TMJFF     AA3858C3FF       0308808        5000.000 BX
60    12/16/02  AAM 380 85GR FMJ        AAJ8095C3        0307445       10000.000 BX
70    12/16/02  AAM 40 S&W 180G TWFP    AA4016C3FP       0305807       22000.000 BX
80    12/16/02  AAM 45ACP Z30FMJ        AA4530C3         0306771       55000.000 BX
90    12/16/02  AAM 9MM 115 FMU         9M15C300102      0306265       55000.000 BX

****************************************************************
BLANKET ORDER FOR 2003 TO BE RELEASED AGAINST ONLY BY DONNA
MATTHEWS OR BILL ELROD


--------------------------------------------------------------------------------
Instructions to Supplier                            Total P.O. Amount $1,002,825